Exhibit 99.1

FXCM Completes Sale of FXCM Hong Kong to Rakuten Sec

FXCM to Pay an Additional $33 Million Owed to Leucadia

NEW YORK and HONG KONG, September 14, 2015 (GLOBE NEWSWIRE) -- FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange (FX) trading and related services, today announced that Forex Trading, LLC, a subsidiary of FXCM Newco, LLC ("FXCM") has completed its sale of FXCM Asia Limited ("FXCM Hong Kong") to Rakuten Securities, Inc. ("Rakuten Sec"), a top 5 FX broker in Japan, and a subsidiary of Rakuten, Inc. ("Rakuten") (TOKYO:4755), one of the world's largest Internet services companies, for a total consideration of approximately $38 million.

Rakuten Sec will continue to use the FXCM trading system for FXCM Hong Kong clients under a white label agreement with FXCM and will continue to service local forex traders as FXCM Asia powered by Rakuten Sec.

Additionally, FXCM anticipates repaying $33 million outstanding under its credit agreement with Leucadia and will have repaid $115 million to date, leaving $195 million remaining.

“The company remains focused on completing our near-term strategy of eliminating the Leucadia debt through the sale of non-core assets and cash generated through operations as well as accelerating the growth of our core business through a number of FX and CFD initiatives,” said Drew Niv, CEO of FXCM. "With the close of this deal we have made another positive step towards completing our goals.”

Disclosure Regarding Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any capital losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of the credit agreement with Leucadia, risks related to FXCM's dependence on FX market makers, market conditions, and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents the FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (forex) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world's largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

CONTACT:	FXCM Inc.

Jaclyn Klein, 646-432-2463

Vice-President, Corporate Communications

jklein@fxcm.com

investorrelations@fxcm.com